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                                                                    EXHIBIT 16.4


              THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.
              ---------------------------------------------------

          I, the undersigned, Patricia A. Bicket, Assistant Secretary of The Bank of New York Trust Company of Florida, N.A. with its principal office at 701 Brickell Avenue, Miami, Florida 33131, DO HEREBY CERTIFY that attached is a true copy of the By-laws and Amendments of The Bank of New York Trust Company of Florida, N.A.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of The Bank of New York Trust Company of Florida, N.A. this 15th day of October, 1998.

                                                        /s/ Patricia A. Bicket
                                                        ----------------------
                                                        Assistant Secretary
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                                       1

Amended June 18, 1992,
January 21, 1994, July 25, 1996
and MAY 1, 1997

                                    BY-LAWS
                                      OF
              THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.



                                   ARTICLE I

                                    Offices
                                    -------

     Section 1.1 The principal office of the Association shall be located in the City of Miami, County of Dade, State of Florida.

     Section 1.2 The Association may also have offices at such other places either within or without the State of Florida as the Board of Directors may from time to time determine, or the business of the Association may require.

                                  ARTICLE II
                             Amended Jan. 21, 1994
                           Meetings of Shareholders
                           ------------------------

     Section 2.1 Annual Meeting. The regular annual meeting of the shareholders,
                 --------------
for the election of directors and transaction of whatever other business as may properly come before the meeting shall be held on January 15th of each year or, in case the date for the annual meeting shall fall on a public holiday, such meeting shall be held on the next succeeding business day either within or without the State of Florida as may be determined by the Board of Directors.

     Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at the address appearing on the books of the Association.

     Section 2.2 Action of Shareholders Without a Meeting. Any action required
                 ----------------------------------------
to be taken at a meeting of the Shareholders or any action which may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so to be taken is signed by a majority of all shares held and entitled to vote, and is filed in the minutes of the proceedings of the Association. Such consent shall have the same effect as a unanimous vote of the shareholders.

     Section 2.3 Special Meetings. Except as otherwise specifically provided by
                 ----------------
statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or the holders of a majority of all shares entitled to vote. Every such special meeting, unless otherwise provided by law, shall be called by mailing a notice, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder of record entitled to vote.

     Section 2.4 Proxies. Shareholders may vote at any meeting of the
                 -------
shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be

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                                       2

valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting.

     Section 2.5. Quorum. A majority of the outstanding capital stock,
                  -------
represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                  ARTICLE III
                                   Directors
                                   ---------

     Section 3.1. Board of Directors. The Board of Directors (hereinafter
                  ------------------
referred to as the "Board"), shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

     Section 3.2. Number. The Board shall consist of not less than five nor more
                  ------
than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not
--------  -------
increase the number of directors to a number which: (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less, and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

     Section 3.3. Term of Office. Directors shall hold office until the next
                  --------------
annual meeting of shareholders and until their successors are duly elected and qualified.

     Section 3.4. Organization Meeting. The Secretary, upon determining the
                  --------------------
result of any election, shall notify the directors-elect of their election and request that the Board convene for the purpose of organizing the new Board and electing officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 3.5. Regular Meetings. Regular meetings of the Board of Directors
                  ----------------
may be held at such places either within or without the State of Florida and at such times as the Board may from time to time determine. Each member of the Board shall be given notice stating the time and place by telephone, letter, or in person.

     Section 3.6. Special Meetings. Special Meetings of the Board may be called
                  ----------------
by the Chairman of the Association, or, upon the written request of any two directors or by the President. Each member of the Board shall be given notice stating the time and place, by telephone, letter, or in person. Special meetings may be held either within or without the State of Florida as determined by the Board.
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                                       3

     Section 3.7. Quorum. A majority of the directors shall constitute a quorum
                  ------
at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. Except as otherwise required by law, the Articles of Association, or these By-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is present, shall be the act of the Board.

     Section 3.8. Removal. Any one or more of the directors may be removed for
                  -------
cause by action of the Board. Any or all of the directors may be removed with or without cause by vote of the shareholders.

     Section 3.9. Vacancies. When any vacancy occurs among the directors, the
                  ---------
remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any Regular Meeting of the Board, at any Special Meeting of the Board or by Unanimous Written Consent of the remaining members of the Board.

     Section 3.10. Compensation. Members of the Board, except members who are
                   ------------
officers of the Association or any of its affiliates, shall be entitled to receive such compensation and such fees for attendance as the Board shall fix from time to time.

     Section 3.11. Telephonic Participation. Directors may participate in a
                   ------------------------
meeting of the Board or any committee designated by the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 3.12. Action Without a Meeting. Any action required to be taken at
                   ------------------------
a meeting of the Board or any action which may be taken at a meeting of the Board or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

                                  ARTICLE IV
                            Officers and Employees
                            ----------------------


     Section 4.1. Chairman. The Board of directors shall appoint one of its
                  --------
members to be Chairman of the Board. Such person shall preside at all meetings of the Board of Directors; shall have general executive powers, as well as specific powers conferred by these By-laws; shall, in the absence of the Chief Executive Officer, perform all the duties of the Chief Executive Officer; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board.

     Section 4.2. Chief Executive Officer. The Board of Directors shall appoint
                  -----------------------
one of its members to be Chief Executive Officer of the Association. The Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board; shall be the senior and principal executive officer of the Association; shall have general executive powers, as well as the specific powers conferred by these By-laws; shall, in the absence of the Chairman, perform all the duties of the Chairman; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board.










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                                       4

     Section 4.3.   President. The Board shall appoint one of its members to be
                    ---------
President of the Association. In the absence of the Chairman and the Chief Executive Officer, the President shall preside at any meeting of the Board. Subject to the senior executive powers of the Chief Executive Officer, the President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these By-laws. The President shall have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board.

     Section 4.4.   Vice President. The Board may appoint one or more Senior
                    --------------
Vice Presidents and one or more Vice Presidents. Each Senior Vice President or Vice President shall have such powers and duties as may be assigned by the Board. One Senior Vice President shall be designated by the Board, in the absence of the President, to perform all the duties of the President.

     Section 4.5.   Secretary. The Board shall appoint a person who shall be
                    ---------
Secretary of the Board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these By-laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, or imposed by these By-laws; and shall also perform such other duties as may be assigned from time to time by the Board.

     Section 4.6.   Assistant Secretary. The Assistant Secretary or, if there be
                    -------------------
more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 4.7.   Treasurer and Comptroller. The Board may appoint a Treasurer
                    -------------------------
and Comptroller, which offices may be filled by one person. The Treasurer and Comptroller shall be responsible for the financial management and reporting for the Association.

     Section 4.8.   Auditor. The Board may appoint an Auditor. The Auditor shall
                    -------
be responsible for the auditing of the activities of the Association.

     Section 4.9.   Other Officers. The Board or the Chairman may appoint one or
                    --------------
more Assistant Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers and such other officers and Attorneys-in-fact as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board, the Chairman of the Board, or the President. Any two or more offices may be held by the same person.

     Section 4.10.  Tenure of Office. The President and all other officers shall
                    ----------------
hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the offices of the Chief Executive Officer or the President shall be filled promptly by the Board.

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                                       5

                                   ARTICLE V
                              SIGNING AUTHORITIES
                              Amended May 1, 1997

     SECTION 5.1. Real Property. Real Property owned by the Association in its own right shall not be deeded, conveyed, mortgaged assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Association in its own right with such maximum values as the Board may fix in its authorizing resolution.

     SECTION 5.2. Senior Signing Powers. Subject to the exception provided in
Section 5.1, the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, any Executive Vice President or any Senior Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Association in all transactions arising out of, or in connection with, the normal course of the Association's business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Association thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Association authorized in or pursuant to Section 5.3 to have any of the powers set forth therein, other than the officer signing pursuant to this Section 5.2, is authorized to attest to the seal of the Association on any documents requiring such seal.

     SECTION 5.3. Limited Signing Powers. Subject to the exception provided in
Section 5.1, in such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Association to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

     SECTION 5.4. Powers of Attorney. All powers of attorney on behalf of the Association shall be executed by any officer of the Association jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President or any Senior Vice President. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors.

     SECTION 5.5. Auditor. The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Association, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

                                  ARTICLE VI
                      Trust Administration and Investment
                      -----------------------------------

     Section 6.1. Trust Investment Committee. The Board shall appoint a Trust
                  --------------------------
Investment Committee of not less than three and not more than seven members, who shall be capable and experienced officers or directors of the Association. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the Trust Investment Committee; and the Committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The Committee shall, promptly after the acceptance of an account for which the Association has investment responsibilities, review the assets thereof to determine

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                                       6

the advisability of retaining or disposing of such assets. The Committee shall conduct a similar review at least once during each calendar year thereafter and within fifteen months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the Committee.

     Section 6.2.   Trust Audit Committee. The Board shall appoint a committee
                    ---------------------
of not less than two Directors, exclusive of any active officer of the Association, which shall, at least once during each calendar year and within fifteen months of the last such audit, make suitable audits of the fiduciary activities of the Association or cause suitable audits to be made by auditors responsible only to the Board, and at such time shall ascertain whether the fiduciary activities of the Association have been administered in accordance with law, Part 9 of the Regulations of the comptroller of the Currency and sound fiduciary principles.

     Section 6.3.   Committees of the Board. In addition to the Committees
                    -----------------------
designated under Article VI of the By-laws, the Board may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

     Section 6.4.   Trust Records. Files shall be maintained which contain all
                    -------------
fiduciary records necessary to assure that the fiduciary responsibilities of the Association have been properly undertaken and discharged.

     Section 6.5.   Trust Investments. Funds held in a fiduciary capacity shall
                    -----------------
be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                  ARTICLE VII
                         Stock and Stock Certificates
                         ----------------------------

     Section 7.1.   Transfer. Shares of stock shall be transferable on the books
                    --------
of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

     Section 7.2.   Stock Certificates. Certificates of stock shall bear the
                    ------------------
signature of the Chairman of the Board or the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

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                                      7

                                 ARTICLE VIII

                                Corporate Seal
                                --------------
                              Amended May 1, 1997

     Section 8.1. The Seal. The Board shall provide a corporate seal for the Corporation which may be affixed to any document, certificate or paper and attested by such individuals as provided by these By-laws or as the Board may from time-to-time determine.

                                  ARTICLE IX
                                 Miscellaneous
                                 -------------


     Section 9.1. Fiscal Year.  The fiscal year of the Association shall be the
                  -----------
calendar year.

     Section 9.2. Records.  The Articles of Association, the By-laws and the
                  -------
proceedings of all meetings of the shareholders, the Board and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or Assistant Secretary or other officer appointed to act as Secretary of the meeting.

     Section 9.3. Inspection of By-laws.  A copy of the By-laws, with all
                  ---------------------
amendments thereto, shall at all times be kept in a convenient place at the Principal Office of the Association, and shall be open for inspection to all shareholders during banking hours.

     Section 9.4. Amendments.  The By-laws may be amended, altered or repealed,
                  ----------
at any meeting of the Board, by a vote of a majority of the total number of the Directors.